EXHIBIT 3.1
                                   -----------


                                     FORM OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 MNI NEWCO, INC.


                    (EFFECTING A CHANGE OF CORPORATE NAME TO


                             THE MCCLATCHY COMPANY)



                                    ARTICLE I

         The name of the corporation is THE MCCLATCHY COMPANY.


                                   ARTICLE II

         The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV

         (a) AUTHORIZED CAPITALIZATION. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, consisting of one hundred million (100,000,000) shares of Class A Common Stock, with a par value of one cent ($.01) per share, and sixty million (60,000,000) shares of Class B Common Stock, with a par value of one cent ($.01) per share. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of Common Stock voting together as a single class, but without the separate vote of the holders of any other class of stock.

         (b) CLASS A COMMON STOCK. The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in this paragraph (b) and in paragraph
(c) of this Article IV. Upon dissolution of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock are entitled to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors.

         (i) DIVIDENDS.

         (A) Such dividends or distributions as may be determined by the Board of Directors of the Corporation from time to time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends, provided that (subject to subparagraph
(B) and (C) below of this paragraph (b)(i)) identical dividends or distributions are declared and paid concurrently upon the Class B Common Stock. If dividends or distributions are declared and paid upon the Class B Common Stock (subject to subparagraphs (B) and (C) below of this paragraph (b)(i)) an identical dividend shall be declared and paid concurrently on the Class A Common Stock.

         (B) No dividend may be declared and paid in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and a dividend payable to Class B Common Stock is declared and paid concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share.

         (C) If a dividend is declared and paid in Class B Common Stock in respect of outstanding shares of Class B Common Stock, then a dividend shall be declared and paid concurrently in shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock so that each holder of outstanding shares of Class A Common Stock receives (on a per outstanding share basis) a total number of dividend shares of Class A Common Stock equal to the number of dividend shares of Class B Common Stock received by the holders of the outstanding shares of Class B Common Stock.

         (ii) STOCK COMBINATIONS AND SUBDIVISIONS. The Class A Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class B Common Stock. If the Class B Common Stock is combined or subdivided, a proportionate combination or subdivision of the Class A Common Stock shall be made at the same time.

         (iii) VOTING. The holders of Class A Common Stock shall have the voting rights set forth below:

                  (A) With respect to the election of Directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of Directors which constitutes twenty-five percent (25%) of the total membership of the Board of Directors, and if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock will be entitled to elect the nearest higher whole number of directors which constitutes twenty-five percent (25%) of such membership. Such election shall be from a slate of Director nominees separate from a slate of Director nominees from which holders of Class B Common Stock shall elect Directors. There shall be no cumulative voting for either holders of Class A Common Stock or holders of Class B Common Stock.

                  (B) The holders of Class A Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director elected by the holders of Class A Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.

                  (C) Except as may otherwise be required by law, the holders of Class A Common Stock shall, in all matters not referred to in subparagraphs (A) or (B) of this paragraph (b)(iii) or in subparagraphs
         (A) or (B) of paragraph (c)(iii) of this Article IV, vote together with the holders of Class B Common Stock as a single class, provided that the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share and the holders of Class B Common Stock shall have one (1) vote for each share.

                  (D) Notwithstanding anything herein to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock are issued and outstanding.

         (c) CLASS B COMMON STOCK.

         (i) DIVIDENDS AND DISTRIBUTIONS. Subject to the provisions of paragraph
(b)(i) of this Article IV, such dividends and distributions may be declared and paid or made upon the Class B Common Stock as may be permitted by applicable law.

         (ii) STOCK COMBINATIONS AND SUBDIVISIONS. Subject to the provisions of paragraph (b)(ii) of this Article IV, the Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law.

         (iii) VOTING. Subject to the provisions of paragraph (b)(iii) of this
Article IV, the Class B Common Stock shall have one (1) vote per share on all matters that may be submitted to a vote of the stockholders. Without limiting the generality of the foregoing:

                  (A) With respect to the election of Directors, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the remaining Directors not subject to the priority rights of the holders of the Class A Common Stock set forth in paragraph (b)(iii)(A) of this Article IV; and

                  (B) The holders of the Class B Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director who was elected either by the holders of the Class B Common Stock or by Directors who were elected by the holders of the Class B Common Stock, provided that any Director may be removed for cause by the Board of Directors.

         (iv) CONVERSION.

         (A) Each holder of record of Class B Common Stock may, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

         (B) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.

         (C) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class B Common Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.


                                    ARTICLE V

         In the consideration and approval of all policies and actions of the Corporation, the Board of Directors shall have the right to consider all relevant factors which are in the best interests of the Corporation and its stockholders, including and in addition to the financial interests of stockholders, community standards and values, the welfare of employees, and the quality and independence of the Corporation and its publishing enterprise.


                                   ARTICLE VI

         The Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                   ARTICLE VII

         (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, agent or fiduciary of the Corporation or a predecessor corporation or of a subsidiary of the Corporation or any such predecessor corporation, or is or was serving at the request of the Corporation or any such predecessor corporation, as a director, officer, manager, partner, trustee, employee, fiduciary or agent of another entity or enterprise, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification, and the Corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The Corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article or in any such contract.

         (c) Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification, including without limitation any contractual rights arising under or authorized by this Article.

         (d) In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the Common Stock of the Corporation voting together as a single class, shall be required to amend or repeal this Article.


                                  ARTICLE VIII

         The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by MNI Newco, Inc. by its duly authorized officer this _____ day of __________, 1998.


                                        MNI NEWCO, INC.



                                        By ____________________________________
                                                     Gary B. Pruitt
                                                       President